SIXTH AMENDMENT TO OFFICE LEASE

THIS SIXTH AMENDMENT TO OFFICE LEASE (the "**Amendment**") is executed effective as of ~~May~~ June 6 ___, 2018 (the "**Effective Date**"), by and between **YPI NORTH BELT PORTFOLIO, LLC**, a Delaware limited liability company ("**Landlord**"), as landlord, and **ENGLOBAL U.S., INC.**, a Texas corporation ("**Tenant**"), as tenant.

Recitals

WHEREAS, **KOLL BREN FUND V, L.P.**, a Delaware limited partnership ("**Prior Landlord**") and Tenant previously entered into that certain Office Lease dated March 4, 2005 (the "**Original Lease**"), as amended by that certain First Amendment to Office Lease dated effective as of November 3, 2005, that certain Amended and Restated First Amendment to Office Lease dated effective as of November 3, 2005, that certain Second Amendment to Office Lease dated effective as of July 31, 2006, that certain Third Amendment to Office Lease dated effective as of April 18, 2007, that certain Fourth Amendment to Office Lease dated effective as of March 1, 2010, and that certain Fifth Amendment to Office Lease executed by Landlord and Tenant (the "**Fifth Amendment**") and dated effective as of April 18, 2016 (collectively, the "**Lease**"); and

WHEREAS, pursuant to the Lease, Tenant currently leases 27,823 square feet of Rentable Area known as a portion of Suite 400 (the "**Premises**") on the 4th floor of the building commonly known as Bridgewood I (the "**Building**") located at 654 North Sam Houston Parkway East, Houston, Texas 77060; and

WHEREAS, subject to and in accordance with this Amendment, Landlord and Tenant desire to amend the Lease as hereinafter provided.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Defined Terms. Unless otherwise defined herein, each defined term used in this Amendment has the same meaning given to such term in the Lease.

2. Use of Surrendered Space. As of the Effective Date hereof, Landlord has not exercised its right pursuant to Paragraph 2 of the Fifth Amendment to construct at Tenant's expense a demising wall using Building standard materials to demise the Surrendered Space (as defined in said Paragraph 2 of the Fifth Amendment) from the Premises. If Tenant hereafter uses, occupies or possesses all or any portion of the Surrendered Space, Tenant shall, beginning on the date Tenant first begins to use, occupy or possess the Surrendered Space or portion thereof and continuing regularly monthly thereafter through and including the expiration of the Third Extended Term (as defined in Paragraph 3 hereof), pay to Landlord in monthly installments Base Rent, Additional Rent (pursuant to Paragraph 3 of the Original Lease) and any other charges due under the Lease, as amended hereby, for the lease of the Surrendered Space at

the same square foot of Rentable Area basis that Tenant is then obligated to pay to Landlord for the lease of the Premises. Such Base Rent, Additional Rent and other charges due under the Lease, as amended hereby, for the lease of the Surrendered Space shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby, **EXCEPT THAT**, as to the Surrendered Space **ONLY**, the term "**Tenant's Proportionate Share of Operating Costs**" shall mean 5.190% (*i.e.*, 7,071 square feet of Rentable Area of the Surrendered Space divided by 136,231 square feet of Rentable Area of the Building).

3. Extension of Lease Term. The Second Extended Term of the Lease currently expires on October 31, 2018. As of the Effective Date, the Lease Term is hereby extended for an additional period of thirty-six (36) months (the "**Third Extended Term**") commencing on November 1, 2018, and unless sooner terminated as provided in the Lease, as amended hereby, expiring on October 31, 2021 (the "**Termination Date**"). All references contained in the Lease to the terms "**Lease Term**" and "**Termination Date**" and the phrase "**term of this Lease**" are hereby amended to reflect the Third Extended Term.

4. Base Rent. During the Third Extended Term, Tenant shall pay to Landlord the following monthly installments of Base Rent for the lease of the Premises:

Portion of Third Extended Term	**Annual rate per rentable square foot**	**Monthly installments of Base Rent**
11/01/2018 – 10/31/2019	$12.00	$27,823.00
11/01/2019 – 10/31/2020	$12.50	$28,982.29
11/01/2020 – 10/31/2021	$13.00	$30,141.58

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

5. Base Year for Operating Costs. During the Third Extended Term, the Base Year for Operating Costs shall be calendar year 2018.

6. Condition of Premises and Landlord Work. As of the Effective Date, Tenant currently occupies all of the Premises. Tenant hereby acknowledges and agrees that, except and only to the extent of the Landlord Work (as defined in this Paragraph 6) to be performed by Landlord's general contractor in the Premises, (a) the Premises and the Building are satisfactory to Tenant in all respects; (b) Tenant hereby accepts the Premises and the Building in their present "**AS IS, WHERE IS**" and "**WITH ALL FAULTS**" condition with any and all faults and latent or patent defects and without relying upon any representation or warranty (express or implied) of Landlord or any employee, agent, contractor or representative of Landlord; and (c) the Premises and the Building are in good order and satisfactory condition. **LANDLORD HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES OR THE BUILDING ON THE EFFECTIVE DATE. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE**

PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THE LEASE, AS AMENDED HEREBY. Landlord has not made, and does not make, any representations or warranties to Tenant regarding the physical condition of the Premises or the Building. Tenant further acknowledges and agrees that (i) except and only to the extent of the Landlord Work (as defined in this Paragraph 6) to be performed by Landlord's general contractor in the Premises, Landlord has no obligation to install or construct any improvements or other alterations or modifications in the Premises (or any part thereof); or (ii) Landlord has no obligation to pay or reimburse Tenant for any costs or expenses it has paid or incurred, or hereafter pays or incurs, in connection with the installation or construction of any improvements or other alterations or modifications to the Premises (or any part thereof) or to pay or disburse to Tenant any construction allowance, tenant improvement allowance, leasehold improvement allowance, tenant finish allowance, moving allowance, rent credit, cost reimbursement or other sum. Prior to the commencement of the Third Extended Term, Landlord shall at its expense cause its general contractor to perform the following work (collectively, the "**Landlord Work**") in the Premises: (i) repaint all painted surfaces in the Premises with a Building standard paint; and (ii) replace the existing carpet in the Premises with a new Building standard carpet. This Paragraph 6 exclusively governs and controls the Landlord Work to be performed in the Premises. No work letter, construction agreement, tenant finish agreement or other leasehold improvements provisions contained in the Lease, including, but not limited to, EXHIBIT B (Work Letter) attached to the Fifth Amendment, shall apply to or govern the Landlord Work to be performed in the Premises. Promptly after the Landlord Work is completed, Landlord and Tenant shall enter into a Commencement Letter Agreement in the form attached hereto as **EXHIBIT A**, provided that the failure of either party hereto to complete and execute the Commencement Letter Agreement shall not affect in any manner the rights or obligations of each party pursuant to the Lease, as amended hereby.

7. Parking. During the Third Extended Term, Landlord shall continue to make available to Tenant **AT NO CHARGE**, subject to the parking provisions contained in the Lease, the parking spaces, which Tenant is currently entitled to use pursuant to the provisions of Paragraph 7 of the Fifth Amendment.

8. Right of First Refusal. The provisions of Addendum Three (RIGHT OF FIRST REFUSAL) attached to the Original Lease shall continue in full force and effect during the Third Extended Term, **EXCEPT THAT** beginning on the Effective Date hereof, the term "**Offered Space**" (as defined in said Addendum Three) shall mean and refer to any Rentable Area on the Building's 4th floor adjacent and contiguous to the Premises, which becomes available for direct lease.

9. Remaining Provisions. Except and only to the extent expressly amended by this Amendment, all terms and provisions of the Lease shall apply to Tenant's lease, use, occupancy and possession of the Premises during the Third Extended Term.

10. Brokers. **PM REALTY GROUP** ("**Landlord's Broker**") exclusively represented Landlord in connection with this Amendment. **JACKSON & COOKSEY, INC.** ("**Tenant's Broker**") exclusively represented Tenant in connection with this Amendment. Tenant hereby represents and warrants to Landlord that, except for Tenant's Broker, no real

estate broker, agent or salesperson represented Tenant in connection with this Amendment or the Third Extended Term. Tenant further represents and warrants to Landlord that, except for Landlord's Broker and Tenant's Broker, Tenant has not dealt with any real estate broker, agent or salesperson in connection with this Amendment or the Third Extended Term. Tenant hereby indemnifies and holds Landlord harmless against any claim, demand, action, cause of action, lawsuit, damages, judgment, settlement, cost, expense or other obligation of any kind, including, but not limited to, court costs and reasonable attorneys' fees and court costs incurred by Landlord if Tenant's representations and warranties contained in this Paragraph 10 are untrue or inaccurate in any respect.

11. No Offer or Option. The submission by Landlord to Tenant of one or more drafts of this Amendment for Tenant's review and comment does not constitute, and shall not be deemed or construed to be, an offer, option, commitment or agreement by Landlord to execute such draft or drafts, and such submission does not grant or confer any rights or interests to Tenant or impose any obligations on Landlord regardless of any reliance, change of position, or partial performance by either Landlord or Tenant in respect of such submission. No such drafts shall be binding or enforceable against Landlord or Tenant, it being the intent of each of the parties hereto that this Amendment shall not be effective, binding or enforceable against either party hereto until this Amendment is duly executed and delivered by both Landlord and Tenant.

12. Other. Except as expressly set forth in this Amendment, the Lease has not been modified or amended. The Lease, as amended by this Amendment, is in full force and effect. The parties hereto hereby ratify, confirm and approve in all respects the Lease, as amended by this Amendment. To the best of Landlord's knowledge as of the date on which Landlord executes this Amendment, Tenant is not in default of its obligations under the Lease. To the best of Tenant's knowledge as of the date on which Tenant executes this Amendment, (a) Landlord is not in default of its obligations under the Lease; and (b) no event has occurred that with the passage of time, the giving of notice or both will constitute a default or breach by Landlord of its obligations and liabilities under the Lease. No rent or other charges due under the Lease have been paid by Tenant in advance of the current month. Tenant is not entitled to any refunds, rebates, offsets or credits with respect to any amounts heretofore paid by Tenant under the Lease. Tenant has no claim, counterclaim or other defense to the payment of rent or other amounts due or to become due under the Lease, as amended hereby, or the performance of any of Tenant's other obligations under the Lease, as amended hereby. Tenant has not assigned the Lease or any of the right, title or interest of the tenant under the Lease. Tenant has not subleased the Premises or any part thereof. No person or entity other than Tenant occupies any portion of the Premises. The Lease, as amended by this Amendment, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces for all purposes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto and their respective successors and permitted assigns. The Lease, as amended by this Amendment, cannot be modified or amended, except in writing executed by both parties hereto. The Lease, as amended by this Amendment, is governed by and will be construed and enforced in accordance with the laws of the State of Texas. Time is of the essence in the performance by each party of its obligations under the Lease, as amended by this Amendment.

13. Authority. Each party hereto represents and warrants that the agent, partner or officer executing this Amendment on its behalf is fully authorized, directed and empowered to execute and deliver this Amendment in such capacity as the act and deed of the party on whose behalf he or she is executing this Amendment and that all partnership, corporate or company action requisite to such execution and delivery has been taken by such party.

14. Counterparts. This Amendment may be executed in counterparts, and each counterpart when fully executed and delivered by the parties hereto will be an original instrument, but all such counterparts will constitute one agreement.

IN WITNESS WHEREOF, each of Landlord and Tenant has executed this Amendment on the date set opposite its signature below, but to be effective as of the Effective Date.

LANDLORD:

YPI NORTH BELT PORTFOLIO, LLC, a Delaware limited liability company

By: ______________________
John Cook, Vice President

TENANT:

ENGLOBAL U.S., INC., a Texas corporation

By: ______________________
Name: Mark A. Hess
Its Duly Authorized CFO

EXHIBIT A

COMMENCEMENT LETTER

June 5, 2018 , ~~2019~~

ENGlobal U.S., Inc.
654 North Sam Houston Parkway East
Suite 400
Houston, TX 77060

Re: Commencement Letter pursuant to that certain pursuant to that certain Sixth Amendment to Office Lease (the "**Sixth Amendment**") executed by and between **YPI NORTH BELT PORTFOLIO, LLC**, a Delaware limited liability company ("**Landlord**"), as landlord, and **ENGLOBAL U.S., INC.**, a Texas corporation ("**Tenant**"), as tenant, for the lease of certain premises, as more particularly described in the Lease (the "**Premises**"), in the office building located at 654 North Sam Houston Parkway East, Houston, Texas 77060, commonly known as Bridgewood I office building

Unless otherwise defined herein, each defined term used in this Commencement Letter has the same meaning given to such term in the Lease, as amended by the Sixth Amendment.

In accordance with the provisions of the Lease, as amended by the Sixth Amendment, Tenant hereby approves and accepts all Landlord Work required to be performed pursuant to the Sixth Amendment.

As provided in Paragraph 4 of the Sixth Amendment, during the Third Extended Term, Tenant shall pay to Landlord the following monthly installments of Base Rent for the lease of the Premises:

Portion of Third Extended Term	Annual rate per rentable square foot	Monthly installments of Base Rent
11/01/2018 – 10/31/2019	$12.00	$27,823.00
11/01/2019 – 10/31/2020	$12.50	$28,982.29
11/01/2020 – 10/31/2021	$13.00	$30,141.58

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended by the Sixth Amendment.

Please acknowledge your agreement to the terms set forth above by signing all counterparts of this Commencement Letter in the space provided and return two (2) fully executed counterparts to my attention.

TENANT'S FAILURE TO EXECUTE AND RETURN THE COMMENCEMENT LETTER, OR TO PROVIDE WRITTEN OBJECTION TO THE STATEMENTS CONTAINED THEREIN, WITHIN TEN (10) DAYS AFTER THE DATE OF THIS COMMENCEMENT LETTER SHALL BE DEEMED AN APPROVAL BY TENANT OF ALL STATEMENTS CONTAINED HEREIN.

Sincerely,

____
Property Manager

AGREED TO AND ACCEPTED by
Tenant on June 5, 2018:

ENGLOBAL U.S., INC., a Texas corporation

By: Mark A. Hess
Name: Mark A. Hess
Its duly authorized CFO